For Immediate Release

8x8, Inc. Announces Record First Quarter Fiscal 2013 Results

Record revenue of $25.3 million; Non-GAAP net income of $3.4 million, or $0.05 per share;
Ranked #1 hosted IP telephony and unified communications provider by Frost & Sullivan

SUNNYVALE, Calif., -- July 18, 2012 -- 8x8, Inc. (Nasdaq: EGHT), provider of innovative cloud communications and computing solutions, today announced financial operating results for the first quarter of fiscal 2013 ended June 30, 2012.

First Quarter Fiscal 2013 Financial Highlights:
  Total revenue for the quarter increased 36% year over year to a record $25.3 million from $18.5 million in the same period of fiscal 2012.
  Revenue from business customers increased 46% year over year to a record $24.1 million from $16.4 million in the same period of fiscal 2012.
  GAAP net income was $8.6 million, or $0.12 per diluted share, compared with $1.9 million, or $0.03 per share, for the first quarter of fiscal 2012.
  Non-GAAP net income (as outlined in the reconciliation table below) was $3.4 million, or $0.05 per diluted share, compared with $1.9 million, or $0.03 per diluted share, for the same period last year.
  Net cash provided by operating activities increased $14.9 million during the first quarter of fiscal 2013.
  Ended the quarter with $38.2 million in cash, cash equivalents and investments compared with $18.9 million on June 30, 2011.

"8x8's first quarter of fiscal 2013 was marked by some noteworthy accomplishments, including announcements of several mid-market customers, the monetization of a family of legacy patents and the achievement of a revenue milestone. We are now at an annual run rate of over $100 million," said 8x8 Chairman & CEO Bryan Martin. "Additionally, we were very pleased to be ranked the number one hosted IP telephony and unified communications services provider by industry research firm Frost & Sullivan in its recently published report."

First Quarter Fiscal 2013 Operating Metrics:

  Added 1,242 net new business customers during the quarter to end with 29,913 business customers, compared with 28,671 business customers in the prior quarter.
  Average monthly revenue per business customer was $250, compared with $200 in the same period last year.
  Average number of services subscribed to per business customer grew to 10.1 from 8.4 in the same period last year.
  Business customer churn was 1.7%, compared with 2.1% in the first quarter of fiscal 2012.

"We continue to see good progress in several key areas of our business including customer retention, with recorded churn at an all time record low of 1.7%, average monthly revenue per business customer of $250, which has been growing steadily for the past four quarters, and the number of services new customers are signing up for, now at an average of 14.0," Martin added. "With the $12 million influx to our balance sheet from our recent patent sale on top of our ongoing cash from operations, the company is experiencing its highest level of liquidity since it began operating as a service provider and remains committed to executing its aggressive growth strategy in fiscal 2013 and beyond."

Non-GAAP Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus loss on investment, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs and gain on patent sale. We have excluded loss on a strategic investment in another company and gain on patent sale because we consider these to be isolated transactions and believe these are not reflective of our ongoing operations. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit facilities, because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 18, 2012, at 4:30 p.m. EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #96484745) (404) 537-3406, international (Conference ID #96484745)
Webcast:	http://investors.8x8.com/

Supplemental financial slides will be presented through 8x8's Virtual Meeting web conferencing portal, which can be accessed at: http://virtualmeeting.8x8.com/Q1FY2013Earnings.

About 8x8, Inc.

Named #1 provider of hosted IP telephony and unified communications in a July 2012 market research report by Frost & Sullivan, 8x8, Inc. (NASDAQ: EGHT) offers a portfolio of SaaS and IaaS solutions encompassing hosted communications services, contact center, unified communications, video Web conferencing, managed dedicated hosting, virtual private servers and more. 8x8 has been delivering cloud services since 2002 and has garnered a reputation for technological excellence and outstanding reliability, backed by a commitment to exceptional customer support. 8x8 customers include small to medium-sized businesses, distributed enterprise organizations and government agencies. For additional information, visit www.8x8.com, or connect with 8x8 on Facebook and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NOTE: 8x8, the 8x8 logo, and 8x8 Virtual Office are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

# # #

Investor Relations Contact:
Joan Citelli
jcitelli@8x8.com
(408) 654-0970

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2012	2011
Service revenues	$23,172	$17,021
Product revenues	2,080	1,486
Total revenues	25,252	18,507

Operating expenses:
Cost of service revenues	5,686	3,815
Cost of product revenues	2,710	2,270
Research and development	1,826	1,407
Sales and marketing	10,541	8,184
General and administrative	2,064	1,225
Gain on patent sale	(11,965)	-
Total operating expenses	10,862	16,901
Income from operations	14,390	1,606
Other income, net	8	20
Income before provision (benefit) for income taxes	14,398	1,626
Provision (benefit) for income taxes	5,781	(321)
Net income	$8,617	$1,947

Net income per share:
Basic	$0.12	$0.03
Diluted	$0.12	$0.03

Weighted average number of shares:
Basic	70,717	62,264
Diluted	74,110	65,808

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2012	2012
ASSETS
Current assets
Cash and cash equivalents	$36,274	$22,426
Investments	1,968	1,942
Accounts receivable, net	2,837	2,279
Inventory	593	581
Deferred tax assets	1,952	7,730
Other current assets	946	928
Total current assets	44,570	35,886
Property and equipment, net	5,240	3,820
Intangible assets, net	11,265	11,622
Goodwill	25,150	25,150
Deferred tax assets, non-current	53,977	53,977
Other assets	422	278
Total assets	$140,624	$130,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,375	$5,476
Accrued compensation	3,083	3,105
Accrued warranty	405	387
Deferred revenue	708	891
Other accrued liabilities	2,409	2,356
Total current liabilities	12,980	12,215

Other liabilities	39	68
Total liabilities	13,019	12,283

Total stockholders' equity	127,605	118,450
Total liabilities and stockholders' equity	$140,624	$130,733

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income	$8,617	$1,947
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	505	338
Amortization	357	26
Stock-based compensation	556	266
Deferred income tax provision (benefit)	5,778	(336)
Other	75	60
Changes in assets and liabilities:
Accounts receivable, net	(626)	(255)
Inventory	(19)	527
Other current and noncurrent assets	(148)	60
Deferred cost of goods sold	(14)	5
Accounts payable	(35)	(1,085)
Accrued compensation	(22)	207
Accrued warranty	18	16
Accrued taxes and fees	112	123
Deferred revenue	(183)	(144)
Other current and noncurrent liabilities	(45)	385
Net cash provided by operating activities	14,926	2,140

Cash flows from investing activities:
Purchases of property and equipment	(1,048)	(185)
Acquisition of businesses, net of cash acquired	-	(715)
Net cash used in investing activities	(1,048)	(900)

Cash flows from financing activities:
Capital lease payments	(43)	(9)
Repurchase of common stock	(74)	(1,038)
Proceeds from issuance of common stock under employee stock plans	87	267
Net cash used in financing activities	(30)	(780)
Net increase in cash and cash equivalents	13,848	460

Cash and cash equivalents at the beginning of the period	22,426	16,474
Cash and cash equivalents at the end of the period	$36,274	$16,934

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	June 30, 2011	Sept. 30, 2011	Dec. 31, 2011	March 31, 2012	June 30, 2012
Gross business customer additions (1)	2,897	3,176	2,836	2,892	2,943
Gross business customer cancellations (less
cancellations within 30 days of sign-up)	1,593	1,620	1,642	1,697	1,458
Business customer churn (less cancellations
within 30 days of sign-up) (2)	2.1%	2.1%	2.0%	2.0%	1.7%
Total business customers (3)	25,455	26,727	27,677	28,671	29,913

Business customer average monthly service
revenue per customer (4)	$ 200	$ 207	$ 239	$ 244	$ 250

Overall service margin	78%	77%	77%	76%	75%
Overall product margin	-53%	-45%	-24%	-15%	-30%
Overall gross margin	67%	66%	68%	68%	67%

Business subscriber acquisition cost per service (5)	$ 89	$ 101	$ 92	$ 99	$ 97
Average number of services subscribed to
per business customer	8.4	9.0	9.4	9.8	10.1
Business customer subscriber acquisition cost (6)	$ 743	$ 906	$ 867	$ 965	$ 980

(1)

Includes 250 customers acquired directly from our acquisition in the second fiscal quarter of 2012 from Contactual, Inc. and does not include customers of Virtual Office Solo or Zerigo, Inc. ("Zerigo").

(2)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30 day trial) during that period by the simple average number of business customers during the period and dividing the result by the number of months in the period. The simple average number of business customers during the period is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(3)

Business customers are defined as customers paying for service. Customers that are currently in the 30 day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo or Zerigo services are not included as business customers.

(4)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(5)

Business subscriber acquisition cost per service is defined as the combined costs of advertising, marketing, promotions, commissions and equipment subsidies for business services sold during the period divided by the number of gross business services added during the period.

(6)	Business customer subscriber acquisition cost is business subscriber acquisition cost per service times the average number of services subscribed to per business customer.

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2012	2011
Net income	$8,617	$1,947
Gain on patent sale	(11,965)	-
Non-cash tax adjustments	5,778	(336)
Amortization	357	26
Stock-based compensation expense	556	266
Acquisition-related expense	-	7
Facility exit expense	9	-
Non-GAAP net income	$3,352	$1,910

Weighted average number of shares:
Diluted	74,110	65,808

GAAP net income per share - Diluted	$0.12	$0.03
Gain on patent sale	(0.16)	-
Non-cash tax adjustments	0.08	(0.01)
Amortization	-	-
Stock-based compensation expense	0.01	0.01
Acquisition-related expense	-	-
Facility exit expense	-	-
Non-GAAP net income per share - Diluted	$0.05	$0.03

GAAP net income percentage of revenue	34%	11%
Gain on patent sale	-47%	-
Non-cash tax adjustments	23%	-2%
Amortization	1%	-
Stock-based compensation expense	2%	1%
Acquisition-related expense	-	-
Facility exit expense	-	-
Non-GAAP net income percentage of revenue	13%	10%